Director

ARVINMERITOR, INC.
RESTRICTED STOCK AGREEMENT

TO:     [ ]

     In accordance with the 2010 Long-term Incentive Plan of ArvinMeritor, Inc. (the “Company”), and your election pursuant thereto, [ ] shares of Common Stock of the Company have been granted to you on January 28, 2010 following shareholder approval of the Plan as restricted shares of the Company’s common stock in respect of your service on the Board of Directors (the “Board”) of the Company (such shares granted being herein called “Restricted Shares”). All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Plan.

The Restricted Shares have been granted to you upon the following terms and conditions:

1.     Earning of Restricted Shares

(a) On the earliest of (i) January 28, 2013, or (ii) your death or Disability, you shall be deemed to have fully earned all the Restricted Shares subject to this agreement.

(b) If you resign from the Board or cease to be a director by reason of the antitrust laws, compliance with the Company's conflict of interest policies, or other circumstances that the Board determines not to be adverse to the best interests of the Company prior to January 28, 2013, the Board of Directors may, upon resolution, determine that the Restricted Share shall be deemed to have been fully earned.

2.     Retention of Certificates for Restricted Shares

     Certificates for the Restricted Shares and any dividends or distributions thereon or in respect thereof that may be paid in additional shares of Common Stock, other securities of the Company or securities of another entity (“Stock Dividends”), shall be delivered to and held by the Company, or such Restricted Shares or Stock Dividends shall be registered in book entry form, subject to the Company’s instructions, until you shall have earned the Restricted Shares in accordance with the provisions of paragraph 1. To facilitate implementation of the provisions of this agreement, you undertake to sign and deposit with the Company’s Office of the Secretary a Stock Transfer Power in the form of Attachment 1 hereto with respect to the Restricted Shares and any Stock Dividends thereon.

3.     Dividends and Voting Rights

     Notwithstanding the retention by the Company of certificates (or the right to give instructions with respect to shares held in book entry form) for the Restricted Shares and any Stock Dividends, you shall be entitled to receive any dividends that may be paid in cash on, and to vote, the Restricted Shares and any Stock Dividends held by the Company (or subject to its instructions) in accordance with paragraph 2, unless and until such shares have been forfeited in accordance with paragraph 5.

4.     Delivery of Earned Restricted Shares

     As promptly as practicable after you shall have been deemed to have earned the Restricted Shares in accordance with paragraph 1, the Company shall deliver to you (or in the event of your death, to your estate or any person who acquires your interest in the Restricted Shares by bequest or inheritance) the Restricted Shares, together with any Stock Dividends then held by the Company (or subject to its instructions).

5.     Forfeiture of Unearned Restricted Shares

     Notwithstanding any other provision of this agreement, if at any time it shall become impossible for you to earn any of the Restricted Shares in accordance with this agreement, all the Restricted Shares, together with any Stock Dividends, then being held by the Company (or subject to its instructions) in accordance with paragraph 2 shall be forfeited, and you shall have no further rights of any kind or nature with respect thereto. Upon any such forfeiture, the Restricted Shares, together with any Stock Dividends, shall be transferred to the Company.

6.     Transferability

     This grant is not transferable by you otherwise than by will or by the laws of descent and distribution, and the Restricted Shares and any Stock Dividends shall be deliverable, during your lifetime, only to you.

7.     Withholding

The Company shall have the right, in connection with the delivery of the Restricted Shares and any Stock Dividends subject to this agreement, (i) to deduct from any payment otherwise due by the Company to you or any other person receiving delivery of the Restricted Shares and any Stock Dividends an amount equal to any taxes required to be withheld by law with respect to such delivery, (ii) to require you or any other person receiving such delivery to pay to it an amount sufficient to provide for any such taxes so required to be withheld or (iii) to sell such number of the Restricted Shares and any Stock Dividends as may be necessary so that the net proceeds of such sale shall be an amount sufficient to provide for any such taxes so required to be withheld.

8.     Applicable Law

     This agreement and the Company’s obligation to deliver Restricted Shares and any Stock Dividends hereunder shall be governed by and construed and enforced in accordance with the laws of Indiana and the Federal law of the United States.

This agreement is effective as of the date of the Board of Director’s grant of the Restricted Shares, which is January 28, 2010, and is executed as of the respective dates set forth below.

                              ARVINMERITOR, INC.

                          By:______________________________
                              Vernon G. Baker, II

                              Senior Vice President and General Counsel

Attachment 1 - Stock Transfer Power

Executed as of February __, 2010

Agreed to this __ day of __________, 2010

________________________________
     [Name of Director]

Address:

Social Security Number:

Attachment 1

STOCK TRANSFER POWER SEPARATE FROM CERTIFICATE

     FOR VALUE RECEIVED, I, ________, hereby sell, assign and transfer unto ArvinMeritor, Inc. (the “Company”) (i) the ______ shares of the Common Stock of the Company standing in my name on the books of the Company evidenced by certificates or by book entry, granted to me on January 28, 2010 as Restricted Shares pursuant to the Company’s 2010 Long-term Incentive Plan; and (ii) any additional shares of the Company’s Common Stock, other securities issued by the Company or securities of another entity (“Stock Dividends”) distributed, paid or payable on or in respect of the Shares and Stock Dividends during the period the Shares are held by the Company pursuant to a certain Restricted Stock Agreement effective as of January 28, 2010 and executed as of the dates set forth thereon with respect to the Shares; and I do hereby irrevocably constitute and appoint _______________________________________ attorney with full power of substitution in the premises to transfer the Shares on the books of the Company.

Dated:

____________________________

                                         (Signature)

WITNESS:_____________________